FORM OF
                       PRICING AND BOOKKEEPING AGREEMENT


      AGREEMENT dated as of _____________, 2005, by and between each entity set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (each such entity and each entity made subject to this Agreement, referred to herein individually as the "Fund" and collectively as the "Funds") and Columbia Management Advisors, Inc., an Oregon corporation ("CMA"). The Funds and CMA agree as follows:

      1. APPOINTMENT. The Funds appoint CMA as agent to perform the services described below, such appointment to take effect on the date hereof.

      2. SERVICES. CMA shall (i) determine and timely communicate to persons designated by the Fund the Fund's net asset value per share in accordance with the applicable provisions of each Fund's Registration Statement on Form N-2 and valuation procedures adopted by the Board of Trustees/Directors of the Funds from time to time; and (ii) maintain and preserve in a secure manner the accounting records of the Funds, including all such accounting records as the Funds are obligated to maintain and preserve under the Investment Company Act of 1940 and the rules thereunder, applicable federal and state tax laws and any other applicable laws, rules or regulations. In addition to the accounting records of the Funds as a whole, CMA will maintain and preserve in a secure manner separate portfolio accounts ("Portfolio Manager Accounts") for the assets of the Funds allocated to each of the Fund's Portfolio Managers from time to time. All records shall be the property of the applicable Fund. CMA will provide disaster planning to minimize possible service interruption.

      3. AUDIT, USE AND INSPECTION. CMA shall make available on its premises during regular business hours all records of a Fund for reasonable audit, use and inspection by the Fund, its agents and any regulatory agency having authority over the Fund.

      4. COMPENSATION. Each Fund will pay to CMA, or to such person(s) as CMA may from time to time instruct, an annual fee payable monthly consisting of:

          (i) for fund accounting services, $25,000 plus 0.015% of the Fund's net asset value ("FA Fees");

          (ii)  for financial reporting, $13,000 ("FR Fees");

          (iii) a multi-manager fee of $3,000 for each Portfolio Manager managing a portion of the Fund ("Multi-Manager Fee"); and

          (iv)  for  monitoring,   budgeting  and  approving   payment  of  Fund
                expenses, $7,250 (the "Treasury Services Fees");

PROVIDED, HOWEVER, that during any 12-month period, the aggregate FA Fees and FR Fees for any particular Fund shall not exceed $140,000. (Neither the Multi-Manager Fee nor the Treasury Services Fees are subject to the $140,000 limit.)

      The Fund also shall reimburse CMA for any and all out-of-pocket expenses and charges, including fees payable to third parties for pricing the Fund's portfolio securities, in performing services under this Agreement.

      5. COMPLIANCE. CMA shall comply with applicable provisions in the applicable Fund's Registration Statement on Form N-2, Declaration of Trust and Bylaws relating to pricing and bookkeeping.

      6. LIMITATION OF LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of CMA, or reckless disregard of its obligations and duties hereunder, CMA shall not be subject to any liability to the Funds, to any of their shareholders or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

      7. AMENDMENTS. The Funds shall submit to CMA a reasonable time in advance of filing with the Securities and Exchange Commission copies of any changes in its Registration Statements and the Funds' valuation procedures. If a change in documents or procedures materially increases the cost to CMA of performing its obligations, CMA shall be entitled to receive reasonable additional compensation.

      8. DURATION AND TERMINATION, ETC. This Agreement (a) shall become effective for any particular Fund on the date indicated on Appendix A, (b) shall continue in full force and effect for any particular Fund from year to year so long as approved annually by vote of a majority of the Trustees/Directors who are not affiliated with CMA; (c) may be terminated with respect to any particular Fund at any time without penalty by sixty days' written notice by the Fund to CMA or by CMA to the Fund; and (d) may be terminated at any time for cause with respect to any particular Fund by either party if such cause remains unremedied for a reasonable period not to exceed ninety days after receipt of written specification of such cause. Paragraph 6 of this Agreement shall survive termination. If a Fund designates a successor to any of CMA's obligations, CMA shall, at the expense and direction of the Fund, transfer to the successor all Fund records maintained by CMA.

      9. MISCELLANEOUS. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

      10. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by CMA under this Agreement, CMA may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees/Directors, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by CMA, provided that CMA shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. Except as otherwise provided in paragraph 4 herein, all costs and expenses associated with services provided by any such third parties shall be borne by CMA or such parties.

      11. ADDITIONAL FUNDS. In the event an investment company managed by Banc of America Investment Advisors, Inc. (or its successor) in addition to the Funds listed on Appendix A hereto desires to have CMA render the services described herein under the terms hereof and if CMA wishes to provide such services, then the parties will execute a revised Appendix A. Upon execution thereof, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof, and be deemed a "Fund" for all purposes herein.

      12. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Pricing and Bookkeeping Agreements between CMA and each of the Liberty All-Star Equity Fund and the Liberty All-Star Growth Fund, Inc.

      13. THE PARTIES. All references herein to the "Fund" are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 11 above, individually, as if this Agreement were between such individual Fund and CMA. Any reference in this Agreement to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains.

      14. TRUST NOTICE. On behalf of each Fund that is organized as a Massachusetts business trust, notice is hereby given that a copy of the Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of the Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to the Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above.


LIBERTY ALL-STAR EQUITY FUND



By:
     -------------------------------------------------------------
        Name:
                                                            Title:

LIBERTY ALL-STAR GROWTH FUND, INC.



By:
     -------------------------------------------------------------
        Name:
                                                            Title:

LIBERTY ALL-STAR MID-CAP FUND



By:
     -------------------------------------------------------------
        Name:
        Title:


COLUMBIA MANAGEMENT ADVISORS, INC.



By:
     -------------------------------------------------------------
        Name:
        Title:

                                   APPENDIX A

                                                              DATE ON WHICH
                                                              AGREEMENT
FUND                                ENTITY ORGANIZATION       WAS EFFECTIVE
----                                -------------------       -------------
Liberty All-Star Equity Fund        Massachusetts
                                    business trust
Liberty All-Star Growth Fund, Inc.  Maryland corporation
Liberty All-Star Mid-Cap Fund       Massachusetts
                                    business trust